Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of our report dated October 12th, 2010 relating to the consolidated financial statements of Dinaluca S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Buenos Aires, Argentina
January 28th, 2011
ESTUDIO SUPERTINO S.RL.
Registro de Sociedades Comerciales
C.P.C.E.C.A.B.A. — T° 1, F° 59
/s/ Hernán Oscar Garetto
HERNÁN OSCAR GARETTO (Socio)
Contador Público (U.B.A)
C.P.C.E.C.A.B.A — Tomo 251, Folio 181